EXHIBIT 10.11

PROMISSORY NOTE SECOND EXTENSION AGREEMENT

This Promissory Note Extension Agreement, hereinafter referred to as “Extension”, entered into this Tenth day of August, 2012, by and among Intellinetics, Inc, hereinafter called “Maker” and Alpharion Capital Partners, hereinafter called “Lender”.

WHEREAS, Maker and Lender have entered into a Promissory Note and Subscription Agreement dated November 15, 2011 for the amount of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000), hereinafter referred to as “Note”. Said Note was originally due one hundred eighty days from its issuance.

WHEREAS, Maker and Lender have entered into a Promissory Note Extension Agreement dated May 7, 2012 for the amount of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000), hereinafter referred to as the “Note Extension”. Said Note Extension was originally due two-hundred seventy days from its issuance.

WHEREAS, Maker and Lender desire to enter into this Second Extension Agreement in order to extend the due date of the Note.

NOW, THEREFORE, it is dually agreed by both Maker and Lender to extend the due date of the Note from two hundred seventy days to a due date of July 1, 2013.

All other provisions of the original Promissory Note, Subscription Agreement and Promissory Note Extension Agreement shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender has duly executed this Note as of the day and year above first written.

INTELLINETICS, INC.

By:	/s/ William J. Santiago
Name: William J. Santiago
Title: President and CEO

ALPHARION CAPITAL PARTNERS, INC.

By:	/s/ Rick Hughes
Name: Rick Hughes
Title: CEO